UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2010

SILVER AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-147056 (Commission File Number)	35-2302128 (IRS Employer Identification No.)

10775 Double R Boulevard Reno, Nevada (Address of Principal Executive Offices)	89521 (Zip Code)
775-996-8200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry Into a Material Definitive Agreement.

Guadalupe Option Agreement

On April 26, 2010, Silver America, Inc. (the “Company”) entered into a definitive option agreement (“Guadalupe Option Agreement”) with Yale Resources Ltd. (“Yale”) with respect to the Company’s acquisition of an exclusive option (the “Option”) to purchase an undivided 90% interest in those two certain mining concessions in Zacatecas State, Mexico, covering approximately 282.83 hectares (the “Property”).  The Guadalupe Option Agreement was entered into pursuant to a binding letter of intent between the parties (the “LOI”) dated March 5, 2010, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 10, 2010 (“Previous Report”).  All information set forth in the Previous Report is incorporated herein by reference.

As set forth in the Previous Report, the Company must fulfill certain conditions to exercise the Option, namely, it must: (i) make cash payments to Yale in the aggregate amount of Nine Hundred Thousand Dollars ($900,000) in increasing increments beginning with a payment of $10,000 on the date of execution of the LOI through a final payment of $355,000 on or before December 30, 2013; (ii) issue Yale an aggregate of 1,000,000 shares of the Company’s common stock in increments of 100,000 shares beginning on the date of execution of the Option Agreement and continuing every six months until a final issuance of 200,000 shares on or before December 30, 2013; and (iii) fund a total of $2,000,000 worth of exploration and development on the Property beginning June 30, 2011 and continuing through December 30, 2013.  Upon the Company’s fulfillment of each of the above-referenced conditions and exercise of the Option, Yale will transfer an undivided 90% interest in the Property to the Company.

Yale will act as the operator for the project, and should the earn-in be completed, Yale will retain a 10% participating interest in the Property as well as a 2% NSR, which can be bought out in its entirety for $2,000,000.  The Company’s minimum work commitment before June 30, 2011 is $400,000 including a minimum of 2,000 meters of drilling.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 –Unregistered Sales of Equity Securities

As disclosed above under Item 1.01, on April 26, 2010 the Company entered into a definitive option agreement with Yale Resources Ltd. (as defined above, the Guadalupe Option Agreement).  The disclosure contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.  Pursuant to the terms of the Guadalupe Option Agreement, the Company issued 100,000 shares of its common stock to Yale.   All of the securities issued to Yale are being issued in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended, including Sections 4(2) and Regulation S of the Securities and Exchange Commission and from various similar state exemptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER AMERICA, INC.,
a Nevada corporation

Dated: April 28, 2010	By:	/s/ Johannes Petersen
Johannes Petersen
Chief Executive Officer